Exhibit 10.11

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (“Agreement”) is made and is effective as of Sept. 27, 2004 by and between Comverge, Inc. (hereinafter “Comverge”), having offices at 4497 Park Drive, Norcross, Ga. 30093 and Telco Solutions III, LLC, (hereinafter “Telco”), having its principal place of business at 1870 General George Patton Drive, Franklin, Tennessee 37067 who, singularly or collectively, may be referred to in this Agreement as a party or the parties (“Party” or “Parties”).

BACKGROUND

WHEREAS, Comverge desires to purchase electronic assemblies and related products, from Telco on the terms and conditions set forth herein; and,

WHEREAS, Telco desires to do all things reasonable and necessary to sell Products to Comverge on the terms and conditions set forth herein, including supplying various engineering and design services as mutually agreed upon between the parties;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Incorporation of Background; Definitions

A. Background. The Background provisions of this Agreement are incorporated herein by reference thereto as if fully set forth in this Agreement.

B. Definitions. The following words and phrases shall have the following meanings for the purposes of this Agreement. Words importing persons include corporations. Words importing only the singular include the plural and vice versa when the text requires.

(1) “Agreement” shall mean this document and the annexed exhibits including Attachment A - Products and Product Prices and Attachment B - Non-Disclosure Agreement, all of which are attached hereto and made a part hereof, and any amendments, modifications or supplements thereof and thereto.

(2) “Component” shall mean any component part and any electronic or mechanical device required to produce a Product including, but not limited to, pin reels, crystals, printed circuit boards, capacitors, resistors, inductors, integrated circuits, shields, shield covers, antennas and relays, customer labels, UL and FCC labels and, in each case, identified by a unique Part Number.

(3) “Part Number” shall mean an alphanumeric identifier unique to a Component or a Product.

(4) “Price to Comverge” shall mean in each case the price identified with a Product or Component listed in Attachment A.

(5) “Product” shall mean each item, identified by a unique Product Part Number, manufactured, assembled and tested by Telco in accordance with Comverge specifications and listed in Attachment A.

(6) “Program” shall be defined as a family of similar products, manufactured, assembled and tested by Telco in accordance with Comverge specifications and listed in Attachment A.

2.	Term of Agreement

The term of this Agreement shall commence on the date hereof and expire automatically, without notice, on Dec. 31, 2008, unless terminated sooner as provided for herein. The Parties agree to begin negotiations of any extension or renewal of this Agreement at least ninety days prior to such expiration. Each of the Parties hereto acknowledges that time is of the essence in performance of all obligations imposed on each of the Parties pursuant to this Agreement.

3.	Commitment to Purchase; Purchase Orders

A. Commitment to Purchase. During the Term of this Agreement and subject to the provisions contained herein, Comverge shall purchase from Telco and Telco shall manufacture, assemble, test and supply to Comverge and/or distribute to Comverge end users, each of the Products/Programs listed in Attachment A. In each case, Comverge’s commitment to purchase shall be evidenced by a valid Comverge Purchase Order.

B. Issuance of Purchase Orders. Each Purchase Order issued by Comverge shall be subject to and controlled by the terms of this Agreement. To the extent this Agreement is silent, the terms and conditions on the Comverge purchase order form will apply.

C. Cancellation of Purchase Orders. Comverge may cancel, amend or revise any Purchase Order issued hereunder at any time for any reason. In such case Comverge will be responsible for all reasonable cancellation charges, including costs of already-completed Products, Components (including ***), work-in-process inventory, unamortized tooling and actual supplier cancellation and restocking charges (“Cancellation Charges”). Telco shall submit to Comverge a detailed listing of all Cancellation Charges, documentation or evidence bearing on the payment of such Cancellation Charges and additional information, as Comverge shall reasonably request. Upon receipt and acceptance of the Cancellation Charges, Comverge shall issue its Purchase Order to Telco in satisfaction thereof.

4.	Products and Pricing

A. Products and Programs. A description of each Product is listed by Program in Attachment A. From time to time, Telco and Comverge may decide to add or delete Products or Programs to Attachment A, in which case an addendum shall be issued listing such additions or deletions to Products.

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B. F.O.B. Point. The F.O.B. point for all Product shipments, regardless of delivery method will be ***.

C. Transportation Carriers, Costs and Packaging. Except as provided herein, the costs of transportation for all shipments required by Purchase Orders will be borne by ***, as will any other shipments Comverge requests Telco to make. Telco shall package the Products in suitable packaging, including but not limited to reusable packaging (“Reusable Packaging”), that will provide reasonable protection against damage during shipment, handling and storage, and which will enable Comverge easily to identify the package contents. The cost of Reusable Packaging shall be borne equally between Telco and Comverge. *** will bear the cost of transporting the Reusable Packaging back to ***. Costs for any premium transportation requested by Comverge will be borne by Comverge, unless premium transportation is required to meet Telco promised delivery dates. In any case, Telco agrees to use only carriers approved by Comverge. In the event it is necessary for Comverge to return Products to Telco for analysis and/or repair, as more particularly described in Section 14, “Returns of Defective Products,” and in Section 10B, “Upgrades Required on Products Due to ECN’s,” hereunder, Comverge shall ensure Products are returned in suitable package to prevent damage during reshipment.

D. Prices to Comverge. Except as provided in paragraph E and Attachment A, each Price to Comverge is firm for a period of *** from the date hereof. Annually thereafter Telco and Comverge shall negotiate in good faith and mutually agree on Prices to Comverge for succeeding one-year periods. Any increase in material pricing related to market conditions will be *** as needed.

E. Comverge Suppliers. The parties acknowledge and agree that this is a non-exclusive Agreement and not a requirements contract. Comverge, in its sole discretion and separate from the obligations of Telco as stated herein, may directly negotiate third-party supply contracts (“Supply Contracts”) for the procurement of Components or Products. Telco shall be required to accept an assignment from Comverge of any Component Supply Contract, or purchase components from Comverge pursuant to a Supply Contract, as the case may be, and shall adjust the Prices to Comverge of Products containing such Components accordingly ***

F. ***

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5.	Components, Reimbursement

A. Reimbursement. It is the responsibility of Telco to manage its Components inventory to ensure the consistent delivery of Products as required by Comverge’s forecast and purchase orders. In consideration thereof, Comverge agrees that it will reimburse Telco for all Components (including but not limited to, residual materials purchased due to vendor minimum quantity purchases and reel quantities) purchased by Telco, but not utilized in the manufacture of a Product as follows:

(1)	If, in the event of a one-time Product purchase, after the last shipment, or

(2)	If purchased by Telco pursuant to a Comverge Forecast or Purchase Order, ***.

B. Mitigation. Telco will attempt to utilize any Components that are common to other customers, or to assist Comverge by causing the return or cancellation of any Components to the Component vender.

6.	Disqualification as Approved Supplier.

Comverge reserves the absolute right, in its sole discretion, to remove or disqualify Telco as an approved supplier for any or all of the Products listed in Attachment A at any time and for any reason whatsoever, or for no reason, provided that Comverge notifies Telco not less than ninety (90) days prior to removal or disqualification. In such, event Comverge will pay Telco a reasonable termination charge as provided for in Section 17.A. A disqualification as supplier of any Product under this Section shall be considered a deletion made pursuant to Section 4.A, and an addendum to Attachment A shall be prepared and incorporated by reference herein.

7.	Standards of Quality, Delivery and Service

A. Minimum Standards. Telco agrees to maintain minimum standards relating to Product quality, timeliness of delivery and service that are mutually agreed upon by the Parties (“Minimum Standards”). If Comverge believes, in its sole discretion, that Telco is not meeting Minimum Standards, Comverge shall notify Telco of such determination specifying the deficiency or deficiencies that resulted in the issuance of such notice (“Minimum Standards Notice”). After receipt of such notification, Telco shall have thirty (30) days (or such longer period granted to Telco by Comverge in its sole discretion) to rectify the deficiency or deficiencies that resulted in the issuance of the Minimum Standards Notice. The adequacy of the rectification, resolution, or cure of any deficiency shall be determined solely by Comverge. If, after thirty (30) days (or such longer period granted by Comverge), Telco has not rectified the deficiency or deficiencies to Comverge’s satisfaction, Comverge shall have the right to terminate this Agreement as provided by Section 17.B. Notwithstanding anything to the contrary stated herein, in the event that a Minimum Standards Notice relates solely to Product quality and the deficiency specified in the Minimum Standard Notice specifically addresses a design issue related to a Product Component or the assembly of a Product, Telco shall have the right to dispute the Minimum Standard Notice. If the Parties cannot mutually agree on a resolution to the disputed design issue, the Minimum Standards Notice will be submitted to an independent third party mutually agreed to by the parties who shall resolve the issue and whose resolution shall be binding on the Parties.

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B. Continuous Improvement. As part of this Agreement, Telco agrees to make reasonable efforts to provide Comverge with cost savings suggestions. As an incentive to Telco to provide cost-saving suggestions, Comverge agrees to ***.

8.	Terms of Payment

Payment terms for Products purchased pursuant to this agreement are net *** (***) days from date of invoice and payment shall be is U.S. dollars.

9.	Record Keeping, Documentation and Approvals

A. Record Keeping. Telco shall maintain complete and accurate records of all amounts billable to and payments made by Comverge hereunder in accordance with generally accepted accounting practices, which records will be made available to Comverge upon request. Telco shall retain such records for a period of at least three (3) years from the date of final payment for all Products covered by this Agreement. Telco agrees to provide reasonable supporting documentation concerning any disputed amount on an invoice to Comverge within ten (10) days after Comverge provides written notification of the dispute to Telco.

B. Comverge Property and Equipment. Telco agrees to document, inventory, and provide suitable protection and storage for all Comverge-owned equipment and proprietary design files, including but not limited to test fixtures, stencils, and ancillary or other equipment which may be required in the manufacturing and testing of Products for Comverge. Telco agrees to maintain and furnish at least quarterly or from time to time as Comverge shall reasonably request a complete listing of all such equipment, including fixtures and equipment which Telco has designed and built for Comverge, and shall ensure that such equipment is clearly identifiable, with appropriate labels indicating serial numbers, ownership by Comverge, and other information specified by Comverge. Telco will be responsible for preventative maintenance of all Comverge-owned equipment. Any expenses beyond routine maintenance will be the responsibility of Comverge. All Comverge-owned equipment is listed in Attachment C.

C. Specifications and Approvals. Comverge shall define specifications, including test requirements and applicable agency approvals for all Products sold hereunder. Telco shall develop, provide to Comverge, and maintain at its facility all documentation required confirming such specifications and approvals, including any designs generated by Telco for PCB layout, functional or ICT test, which are pending approval by Comverge or are already approved by Comverge. In addition, Telco shall make available to Comverge any manufacturing process documentation related to Products sold hereunder.

10.	Engineering, Change Notices

A. Notice of Engineering Changes. Comverge shall have the right to make changes to any Purchase Orders or Product specifications at any time, such as Component substitution, Component addition, Component deletion, Component repositioning, or other change in specification by issuing to

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Telco an Engineering Change Notice (“ECN”) notifying Telco of such changes and Telco agrees to make reasonable efforts to accept and implement such changes as promptly as possible. Telco will acknowledge such change in writing within two (2) business days and comply within ten (10) business days or such longer period as granted by Comverge. In the event such changes result in additional costs or time for performance, Comverge shall make equitable adjustments in the purchase price and/or delivery schedule as are appropriate, provided that any such claimed additional costs or time for performance are particularized and supported in writing by Telco to Comverge. Should Telco wish to propose alternative construction techniques or other changes in any Products sold to Comverge herein, requests must be submitted to Comverge Engineering, and Telco must obtain written approval via Comverge-generated ECN or deviation before implementing such change. In addition, Telco shall provide drawings, design files, or other documentation acceptable to Comverge, which particularizes any and all such alternate construction techniques and any manufacturing processes related thereto and which shall be maintained and controlled at Telco. Telco shall confirm all charges related to the performance of required changes to Products to Comverge, and Comverge shall issue a Purchase Order for such charges prior to Telco initiating the ECN.

B. Upgrades Required on Products due to ECN’s. In the event any Product already shipped to Comverge customers requires rework or an upgrade due to an ECN issued by Comverge, Telco agrees to accept the return of such Product at its Franklin, Tennessee manufacturing facility accompanied by an RMA and to provide rework or upgrade promptly and at reasonable cost. Returns of this manner will not be credited to Comverge. Such upgrades include, but are not limited to, component removal/replacement, installation of jumper wires, trace removal or repair, and software/firmware upgrades. Upon receipt of Products by Telco and required documentation from Comverge, Telco shall comply with all requirements herein. Telco shall confirm charges related to ECN upgrades to Comverge and Comverge shall issue a Purchase Order for such charges prior to Telco initiating the ECN.

11.	Notice

Any notice or communications provided for in this Agreement shall be in writing and sent by fax or overnight mail or courier, in the following manner:

If to:	Telco

Telco Solutions III, LLC 1870 General George Patton Drive Franklin, Tennessee 37067-4614 Fax No. 615.377.9940 Attn: Mrs. Rebekah A. Brookover

If to:	Comverge

Comverge, Inc. 4497 Park Drive Norcross, Georgia 30093 Fax No. 770.696.7665 Attn: Mr. Scott Hanna

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Either Party hereto may designate a new representative for purposes of this Section by notifying the other Party hereto in writing of the name of such new representative. Notices sent by Fax shall be deemed to have been received at the close of the business day on which it was transmitted or the receiving party confirms such earlier time as. Notice by overnight mail or courier shall be deemed to have been received the next business day after it was sent.

12.	Warranty

A. Defects. All Products sold to Comverge under this Agreement shall be warranted by Telco to be free from defects in materials and workmanship and fit for their intended uses under normal use and operation for a period of *** (the “Warranty Period”). Any Product defect is presumed to be covered by the warranties provided herein if such defect occurs or is discovered in the Warranty Period, provided that there is no obvious evidence of abuse or misuse of the Product by Comverge or the end user of the Product. Telco agrees to replace or correct defective Products covered by the foregoing warranties promptly and without expense to Comverge, provided Comverge elects to provide Telco with the opportunity to do so. Alternatively, Comverge may require refund of all monies paid for non-conforming or defective Products. In the event of failure of Telco to correct defects in, or replace non-conforming goods promptly, Comverge, after reasonable notice to Telco, may make such corrections and replace such Products and charge Telco for all reasonable costs incurred by Comverge in doing so. Telco shall at its sole expense either promptly replace the number of unacceptable, rejected Products or refund monies paid by Comverge for such Products at Comverge’s option. In cases where extraordinary costs may be incurred by either Converge or Telco in the replacement of defective products or in the performance of any other obligations by Telco hereunder, both parties agree to seek solutions which mitigate any such costs or damages incurred by either party. Comverge shall furnish Telco with failure data on rejected Products as reasonably requested by Telco, for Telco’s use in fulfilling its obligations hereunder. Inspection, test, acceptance or use of the Products shall not affect Telco’s obligation under this warranty, and such warranties shall survive inspection, test, acceptance and use.

B. Other. Telco expressly represents, warrants and covenants:

1.)	That it shall deliver all Products sold hereunder free and clear of all liens, security interests, claims and encumbrances,

2.)	That all Products furnished under this Agreement shall conform to all Comverge specifications and appropriate standards, including UL, CSA or other applicable agency requirements expressly specified by Comverge, and

3.)	That all Products will be adequately contained, packaged, marked and labeled.

C. Assignment of Benefits. Telco’s warranties shall be for the benefit of Comverge, its successors, assignees and the end users of Products or Components.

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13.	Non-warranty Repairs

In the event Comverge requires Telco to repair defective Products that do not qualify as warranty repairs, Telco agrees to make all reasonable efforts to analyze and/or repair such Products to meet all applicable specifications. For such analysis and repair, Telco shall be entitled to charge a reasonable fee per individual Product. In such cases where Products are determined by Telco to be non repairable, Telco shall contact Comverge for appropriate disposition of affected Products. All charges for non-warranty repairs except for ECN-related repairs, which are covered in Section 10 herein, shall be clearly identified as such and shall be documented by Part Number and serial number on a special monthly summary invoice.

14.	Returns of Defective Products

Any Products manufactured and sold hereunder which are determined to be defective will, following proper and reasonable notification to Telco and receipt of authorization by Telco, be shipped to Telco’s facility in Franklin, Tennessee for replacement or repair. Under the terms of this Agreement Telco agrees to provide a Return Material Authorization (RMA) to Comverge within twenty-four (24) hours of notification. If Product defects are covered by the Warranty provisions of Section 12, Telco shall bear the cost of freight for return and reshipment of affected Products. If Product defects are not covered by the Warranty provisions of Section 12, Comverge shall return affected Products via Return Material Authorization (RMA) and will bear the costs of transportation to and from Telco’s manufacturing facility in Franklin, Tennessee. Telco shall, in all cases involving repair of defective Products, advise Comverge of delivery commitments for repaired Products shipped back to Comverge or end user, bearing in mind that time is of the essence in the performance of all obligations under this Agreement. Under the terms of this Agreement both Parties agree to share necessary technical resources and to make all reasonable efforts to mitigate the total shared costs of discovery and remedy of defects in Products.

15.	Indemnification

For purposes of this Section only, “Comverge Parties” shall mean Comverge, its directors, officers, agents and employees, as well as any subcontractors of Comverge, at any tier, and the subcontractor’s directors, officers, agents and employees, assignees, subsidiaries and affiliates, and each of them; “Telco Parties” shall mean Telco, its directors, officers, agents and employees, as well as any subcontractors of Telco, at any tier, and the subcontractor’s directors, officers, agents and employees, assignees, subsidiaries and affiliates and “Claims” shall mean claims, demands, suits or causes of action. The Parties’ obligations under this Article shall not be limited to their respective insurance coverages.

A. General Indemnity

1.) Telco. Telco shall indemnify Comverge Parties for any and all loss or liability, including the costs of settlements, judgments, damages and direct expenses including reasonable attorney’s fees, costs and expenses (including reasonable attorney’s fees, costs and expenses incurred in establishing a right to indemnity hereunder), from Claims, at law or in equity, whether based on statute or regulation or on theories of contract, tort, strict liability, or otherwise, which are brought by or on behalf of persons other than Comverge Parties or Telco for injuries or damages to persons or property arising from or in any manner relating to acts or omissions of Telco under this Agreement. This indemnification shall include all damages, claims, or liabilities and expenses arising from or resulting in any way from any workmanship defect in the Products purchased by Comverge Parties

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hereunder. Telco shall defend at its own expense, with counsel acceptable to Comverge, any suit or action brought against Comverge Parties based upon such Claims. Telco shall also indemnify Comverge Parties for any and all loss or liability for fines, fees or penalties for violations of any statutes, regulations, rules, ordinances, codes or standards applicable to the Work arising from or relating to acts or omissions of Telco Parties. Telco’s obligations under this section shall be reduced to the extent of the negligence, gross negligence or willful misconduct of Comverge Parties.

2.) Comverge. Comverge shall indemnify Telco Parties for any loss or liability, including the costs of settlements, judgments, damages and direct expenses including reasonable attorney’s fees, costs and expenses (including reasonable attorney’s fees, costs and expenses incurred in establishing a right to indemnity hereunder), from Claims, at law or in equity, whether based on statute or regulation or on theories of contract, tort, strict liability, or otherwise, which are brought by or on behalf of persons other than Telco Parties or Comverge for injuries or damages to persons or property arising from or in any manner relating to acts or omissions of Comverge under this Agreement to the extent (and only to the extent) such damages, claims, or liabilities and expenses arise from or result in any way from the design or installation (and specifically excluding the workmanship) related to any Product purchased by Comverge Parties hereunder. Comverge shall defend at its own expense, with counsel acceptable to Telco, any suit or action brought against Telco Parties based upon such Claims. Comverge shall also indemnify Telco Parties for any and all loss or liability for fines, fees or penalties for violations of any statutes, regulations, rules, ordinances, codes or standards applicable to the Work arising from or relating to acts or omissions of Comverge Parties. Comverge’s obligations under this section shall be reduced to the extent of the negligence, gross negligence or willful misconduct of Telco.

B. Statutory Indemnity

With respect to Claims brought against Comverge Parties by or on behalf of Telco employees, or other third parties, arising from or in any manner relating to injuries to or the death of Telco’s employees including but not limited to Claims based upon allegations of negligence of Comverge Parties, Telco shall indemnify Comverge Parties for any and all loss or liability resulting therefrom, including the costs of settlements, judgments, damages and direct expenses including reasonable attorneys’ fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses incurred in establishing a right to indemnity hereunder). It is understood and agreed that the indemnity provided for in this section is applicable to Claims for which Telco has or may have immunity under the Tennessee Workmen’s Compensation Act.

C. Intellectual Property Indemnity.

Telco shall indemnify, defend, save and hold harmless Comverge Parties from and against all Claims, losses, damages, fees, including without limitation reasonable attorneys’ fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses incurred in establishing Comverge Parties’ right to indemnity hereunder), incurred by or on behalf of Comverge Parties arising out of or in connection with any

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infringement or alleged infringement with respect to Telco’s assembly operations of any patent, copyright, trademark, trade or business secret, service mark, or any other proprietary rights of a third party relating to the use or design of any Product purchased by Comverge Parties under this Agreement, provided that such infringing design, if any, was not effected pursuant to the request of any Comverge Parties with their knowledge of any infringement issue related thereto (in either case, a “Comverge infringement”). Telco shall, at their sole cost and expense, promptly defend against any such Claims (other than those arising out of a Comverge Infringement); provided only that Comverge Parties shall have notified Telco upon becoming aware of any such Claim. Telco shall have the right, in order to avoid such Claims, to substitute at their own expense non-infringing Work or to modify at their own expense the use or design of infringing Work so they become non- infringing, provided that such substituted or modified use or design shall be subject to Comverge Parties’ approval, which approval shall not be unreasonably withheld, and shall meet all the requirements stated in this Agreement.

16.	Proprietary Information and Confidentiality

Both Parties are aware of the necessity for maintaining the confidentiality of the other’s Confidential Information. Accordingly, Telco and Comverge have entered into a separate Non-Disclosure Agreement, which is attached hereto as Attachment B and is incorporated herein as an integral part of this Agreement.

17.	Termination

A. Termination for Convenience. In the event Comverge wishes to terminate the Agreement for the convenience of Comverge, Comverge will notify Telco in writing not less than ninety (90) days prior to the final termination date. In the event that Telco wishes to terminate the Agreement for the convenience of Telco, Telco will notify Comverge not less than ninety (90) days prior to the final termination date. In the event either party wishes to terminate the Agreement, ***. Telco shall not be paid for any work done ninety (90) days after receipt of notice of termination, nor for any costs incurred by Telco’s suppliers or subcontractors which Telco could have avoided.

B. Termination for Cause.

(1). Comverge Termination Rights. Without prejudice to any other legal or equitable right or remedy which it would otherwise possess hereunder, or as a matter of law, Comverge shall be entitled, at any time, to terminate this Agreement for any one of the following reasons by giving Telco a written notice of termination:

a) If Telco becomes insolvent, commits any act of bankruptcy, makes a general assignment for the benefit of creditors, or becomes the subject of any proceeding commenced under any statute or law for the relief of debtors; or

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b) If a receiver, trustee or liquidator of any of the property or income of Telco is appointed; or

c) If Telco enters into any material subcontract or materially changes any subcontract, or sells or assigns the Agreement or any part thereof without the prior written consent of Comverge; or

d) If Telco (1) defaults in any material manner in the performance of Telco’s obligations under any of the terms, provisions, conditions or covenants contained in the Agreement, and (2) further fails within ten (10) days after written notice thereof from Comverge to take reasonable steps to remedy such default; or

e) If Telco fails to maintain Minimum Standards pursuant to 7; or,

f) if Telco fails to maintain insurance coverage required by Section 21; or,

g) If Telco intentionally fails to adhere to the Comverge Authorized Vendor List.

If this Agreement is terminated by Comverge for cause pursuant to sub-paragraphs c, d, e, f of this paragraph, Comverge shall have no obligation to pay Telco for any Products other than those Products received and accepted by Comverge or end user prior to the receipt by Telco of a Termination Notification and shall incur no cancellation or termination charges whatsoever nor shall Comverge be liable to Telco for the reimbursement of any direct or indirect costs incurred by Telco in its performance under this agreement including, but not limited to, any Components purchased by Telco pursuant to a Comverge Forecast, BOM, or Purchase Order.

(2). Telco Termination Rights. Without prejudice to any other legal or equitable right or remedy which it would otherwise possess hereunder, or as a matter of law, Telco shall be entitled at any time, by giving Comverge a written notice of termination to terminate this Agreement. Telco may issue such notice of termination for any one of the following reasons:

a) If Comverge becomes insolvent, commits any act of bankruptcy, makes a general assignment for the benefit of creditors, or becomes the subject of any proceeding commenced under any statute or law for the relief of debtors; or

b) If a receiver, trustee or liquidator of any of the property or income of Comverge is appointed; or

c) If Comverge (1) defaults in any material manner in the performance of Comverge’s obligations under any of the terms, provisions, conditions or covenants contained in the Agreement, and (2) further fails within ten (10) days after written notice thereof from Telco to take reasonable steps to remedy such default.

(3). Each instance of default shall be treated as separate, even if related to the same event or events and the non-defaulting Party shall be permitted to pursue any and all rights and remedies available hereunder or at law or in equity by reason thereof without terminating this Agreement for cause. Any waiver or release by a non-defaulting Party of any instance of default shall not operate as a waiver or release of any other instance of default.

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(4). The remedies afforded to the non-defaulting Party by this provision shall be deemed cumulative. Nothing herein contained shall limit the rights or remedies of the non-defaulting Party at law or in equity.

(5). This Agreement shall not be subject to termination in accordance with this Section to the extent that the non-defaulting Party’s failure to perform its obligations hereunder contributed to the defaulting Party’s failure to meet its obligations under this Agreement.

(6). Notice of Termination. Written notice of termination shall be given by the non-defaulting Party to the defaulting Party at least ten (10) days prior to the effective date of such termination specifying the extent to which this Agreement is terminated and the date upon which termination for cause becomes effective.

18.	Force Majeure

Comverge may delay delivery or acceptance occasioned by causes beyond its control. Telco shall hold such goods at the direction of Comverge and shall deliver them when the cause affecting the delay has been removed. Telco may delay delivery occasioned by causes beyond its control. Telco will advise Comverge of such delay and its cause immediately and advise Comverge when normal product availability will be restored, and in such event Comverge shall be able to purchase Products from another supplier. Causes beyond either party’s control shall include government action or failure of the government to act where such action is required, strike or labor disruption, fire, unusually severe weather, lightning, or similar types of circumstances.

19.	Ownership of Tooling, Design Files and Fixtures

All specifications, drawings, sketches, models, samples, tools, computer programs, intellectual property, technical information, confidential business information or data, written, oral or otherwise obtained by Telco from Comverge hereunder or in contemplation hereof shall remain Comverge’s property. All copies of such Information in written, graphic or other tangible form shall be returned to Comverge upon request. Under the terms of this Agreement usage of such equipment shall be limited exclusively to the manufacture and testing of Products for Comverge.

20.	Assignments and Subcontracting

Telco may not assign or delegate, in part or in whole, this Agreement without the prior written approval of Comverge. Comverge may not assign or delegate, in whole or in part, this Agreement without the prior written approval of Telco, except for assignments or delegations to wholly owned subsidiaries of Comverge or wholly owned subsidiaries of Comverge’s parent corporation.

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21.	Insurance

Telco shall maintain the following coverages. The Commercial General Liability coverage required of Telco shall be written on an occurrence basis and all required coverages shall be in full force and effect during the Term of this Agreement. Telco agrees to obtain product liability insurance with a broad form vendor’s endorsement, in such form and amount as may be requested by Comverge.

Telco is not limited to the amount of insurance coverage herein required.

Type of Coverage		Minimum Coverage Required

1.	Workers Compensation	Statutory

	Employer’s Liability	$500,000

2.	Commercial General Liability

	Bodily Injury and Property Damage	$4,500,000 Combined Single Limit
Including, but not limited to, the following with the same above limit of liability for Bodily Injury and Property Damage: a) Contractual Liability b) Broad Form Property Damage

3.

Comprehensive Vehicle Liability

Said coverage shall cover all licensed or unlicensed vehicles and/or automotive equipment owned, leased or rented when used in connection with performance of this Agreement.

	Bodily Injury and Property Damage	$1,000,000 Combined Single Limit

4.	Product Liability	$1,000,000

If requested by Comverge, Telco shall furnish to Comverge, within ten (10) days of the date of such request, evidence satisfactory to Comverge that the minimum insurance coverage required hereby is in full force and effect.

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22.	Compliance with Laws

Telco shall comply with all applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits and certificates) in Telco’s performance hereunder, regardless of whether a specification is furnished, including but not limited to compliance with all hazardous material and environmental laws and regulations. If Products or containers furnished hereunder are required to be constructed, packaged, labeled or registered in a prescribed manner, Telco shall comply with federal law and regulations and also with applicable state or local laws and regulations. Telco agrees to defend, indemnify and hold harmless Comverge from any loss, damage, penalty, fine or liability sustained because of Telco’s noncompliance.

23.	Representations and Warranties

A. Telco. Telco hereby represents and warrants the following:

1.) Telco has authority to execute, deliver, and perform its obligations under this Agreement;

2.) The execution, delivery and performance of this Agreement by Telco and by the individual listed on the signature page are authorized by Telco;

3.) Telco knows of no reason why this Agreement is not enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, receivership, or other similar principles of law or equity;

4.) This Agreement does not violate any provision of any law or regulation (federal, state or local) applicable to Telco; and

5.) Telco is an entity duly organized, validly existing and in good standing under the laws of the State of Tennessee, and is authorized and in good standing in all other jurisdictions necessary to conduct business hereunder.

B. Comverge. Comverge hereby represents and warrants the following:

1.) Comverge has authority to execute, deliver, and perform its obligations under this Agreement;

2.) The execution, delivery and performance of this Agreement by Comverge and by the individual listed on the signature page are authorized by Comverge;

3.) Comverge knows of no reason why this Agreement is not enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, receivership, or other similar principles of law or equity;

4.) This Agreement does not violate any provision of any law or regulation (federal, state or local) applicable to Comverge; and

5.) Comverge is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized and in good standing in all other jurisdictions necessary to conduct business hereunder.

Comverge – Proprietary and Confidential	-14-	9/28/2004

24.	Additional Actions

Each party hereto agrees to take (or cause others to take) such other action and to execute and deliver (or cause others to execute and deliver) such other agreements, certificates or documents as may be reasonably necessary or desirable to carry out the provisions of this Agreement.

25.	Governing Law

The laws of the State of Tennessee shall govern this Agreement. Except as otherwise provided below, any controversy or claim arising out of or relating to this Agreement or the breach of it shall be settled by arbitration in Franklin, Tennessee, United States of America, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Service of a petition to confirm the arbitration award may be made by United States Mail postage prepaid or by any regularly conducted commercial express mail service to the attorney for the party or, if not so represented, to the party at the address set forth herein or to the party’s last-known business address. Notwithstanding any provision contained in this paragraph or which may now or hereafter be contained in the Rules of the American Arbitration Association, the parties agree that the arbitrator(s) shall be selected from an appropriate panel of arbitrators of the American Arbitration Association. Further, such arbitrator(s) shall have the power at the arbitrator’s discretion to appoint a Special Master or consultant for the purpose of analyzing technical issues and preparing a report to the arbitrator of such analysis, and performing such other tasks as the arbitrator(s) may deem necessary for a fair and proper determination of the issues submitted to arbitration. The parties shall share the costs of the services of the arbitrator or consultant equally. Further, the arbitrator(s) appointed hereunder shall not have the power to award punitive damages. “Both parties agree that in the event of default and/or breach by either of the parties, then the non-defaulting party shall be entitled to all remedies in law or equity. The parties agree that in the event of default and/or breach the non-defaulting party shall be entitled to recover all reasonable costs, including reasonable attorney’s fees.”

26.	Limitation on Liability, Statute of Limitations

In no event shall either Comverge or Telco be liable for anticipated profits or for special, incidental or consequential damages. Any action resulting from any breach on the part of Comverge or Telco as to the goods or services delivered to the other party hereunder must be commenced within two (2) years after the cause of action occurred or was discovered by the non-breaching party.

27.	Invalidity or Unenforceability

If any provision of this Agreement shall for any reason be adjudged by a court of competent jurisdiction to be invalid or unenforceable, then despite such holding the balance or remainder of the Agreement shall remain in full force and effect. Further, in the event this Agreement or any provision herein is determined to be ambiguous, then the parties agree that they have contributed to the preparation of this Agreement and have jointly written or composed the clauses contained herein and that the Agreement shall not be read against either party as a result of the laws of construction of instruments based on authorship.

Comverge – Proprietary and Confidential	-15-	9/28/2004

28.	Independent Parties

Nothing in this Agreement shall be construed as creating a partnership or joint venture nor shall it be construed as creating the relationship of contractor and subcontractor, principal and agent, or employer and employee, between Comverge and Telco or Telco’s employees, agents or subcontractors. Telco shall have no authority to hire any persons on behalf of Comverge, and any and all persons whom it may employ or hire shall not be deemed to be an employee of Comverge. Telco is not authorized and shall not incur any debt, liability or obligation of any nature for, or on behalf of Comverge.

29.	Entire Agreement

This Agreement contains the entire agreement of the Parties with respect to the subject matter herein. There are no restrictions, promises, warranties, covenants, or undertakings related to such subject matter other than those expressly provided for herein. This Agreement supersedes all prior or contemporaneous agreements and undertakings between the Parties with respect to such subject matter, (including, but not limited to that certain Supply Agreement between Telco, Inc. and Comverge Technologies, Inc. dated June 27, 2002, but provided further that any open Purchase Order under such agreement shall be incorporated by this reference into this Agreement), whether written or oral.

30.	Counterparts

This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the Parties. The legal definition of counterparts is multiple original documents.

IN WITNESS WHEREOF, with the intent to be legally bound, Comverge has caused this Agreement to be signed by its authorized representative and Telco with the same intent has caused this Agreement to be signed by its duly authorized representative on its own behalf.

COMVERGE, INC.		TELCO SOLUTIONS III, LLC

By:	/s/ Wayne Wren	By:	/s/ Timothy J. Knox

Name:	Wayne Wren	Name:	Timothy J. Knox

Title:	EVP	Title:	President & CEO

Date:	9-29, 2004	Date:	September 29, 2004

Comverge – Proprietary and Confidential	-16-	9/28/2004

Attachment A

Programs / Product Descriptions and Component Pricing

Load Management Devices Program

Products

1.	Digital Control Units (DCU)

2.	Digital Capacitor Control (DCC)

3.	Service Reconnect Device (SRD)

4.	GE Replacement PC Board (DL306)

5.	Superstat

Automatic Meter Reading Device Program

Products

1.	Maingate Home

2.	Maingate C & I

3.	Bag Phone Replacements (BPR)

4.	DSL Surge Filters

The base pricing represents the *** including a standard DCU enclosure, 4 wires, 240V transformer, shipping carton, 4 screws, box label, transformer label, 2 serialized labels, and conduit fitting. This quotation includes final functional test with equipment being provided by Comverge.

Description	Base Price

Box Build	$ ***

Enclosures	Price / each

***	$ ***

***	$ ***

***	($ ***)

***	$ ***

Relays	Price / each

***	$ ***

***	$ ***

***	$ ***

***	$ ***

***	$ ***

Transformers	Price / each

***	N/A

***	$ ***

***	$ ***

***	$ ***

***	N/A

***	N/A

Comverge – Proprietary and Confidential	17	9/28/2004

Attachment A

Programs /Product Descriptions and Component Pricing

Tubing	Price / each

***	$ ***

***	$ ***

Wire	Price / each

***	$ ***

***	$ ***

***	$ ***

***	$ ***

***	$ ***

Miscellaneous Options	Price / each

***	$ ***

***	$ ***

***	$ ***

***	$ ***

***	$ ***

***	$ ***

***	$ ***

***	$ ***

External Antenna	Price / each

***	$ ***

***	$ ***

***	$ ***

Comverge – Proprietary and Confidential	18	9/28/2004

Attachment B

Non-Disclosure Agreement

THIS AGREEMENT is made as of the 28 of September, 2004 by and between Telco Solutions III, LLC, a corporation organized under the laws of                      (“TELCO”), and Comverge, Inc., a corporation organized under the laws of Delaware (“COMVERGE”), collectively referred to as “Parties”.

WHEREAS, COMVERGE and TELCO have entered into an agreement whereby Telco will supply certain products to Comverge (the “Supply Agreement”); and

WHEREAS, the Parties and their affiliates will provide confidential and proprietary information and materials to each other which the Parties seek to keep confidential.

NOW THEREFORE, the Parties agree as follows:

1. Project Defined. The Parties may be receiving from each other information of a non-public nature for use by the Parties in the course of carrying out their respective duties under the Supply Agreement relating to the manufacture, assemble, test and supply certain products for Comverge (the “Project”).

2. Confidential Information Defined. The Parties acknowledge that, in the course of the Project, each of the Parties will receive certain non-public and confidential information, from or about each other, including but not limited to technical, financial and business information and models, names of existing or potential suppliers, customers or partners, proposed business deals, reports, plans, market projections, products, services, software programs, data or any other confidential and proprietary information relating to the Project. All such technical, financial or other business information supplied by either of the Parties or their representatives is hereinafter called the “Confidential Information” provided that it is identified and clearly marked as such. The term “Confidential Information” as used herein also includes the Project itself and any information, work papers, analyses, compilations, projections, studies, documents, terms, conditions, correspondence, facts or other materials derived or produced by either of the Parties or their representatives for each other which contain or otherwise reflect confidential or proprietary information provided by either of the Parties in connection with the Project provided that all such information is identified and clearly marked “Confidential”. Any Confidential Information supplied in connection with the Project by either of the Parties prior to the execution of this Agreement shall be considered in the same manner and be subject to the same treatment as the Confidential Information made available hereunder after the execution of this Agreement.

3. Exclusions from Definition. The term “Confidential Information” as used herein does not include any data or information which: (a) is already known to the receiving party on a nonproprietary basis at the time it is disclosed to the receiving party; (b) is or becomes generally known to the public through no wrongful act of the receiving party or its representatives; (c) has been rightfully received by the receiving party from a third party without restriction on disclosure and without a breach of an obligation of confidentiality running directly to the providing party; or (d) has been approved for release by written authorization by the originating party.

4. Non-disclosure Obligation. The receiving party shall keep the Confidential Information confidential and shall not disclose such Confidential Information, in whole or in part, to any person other than its agents, representatives and employees who need to know such Confidential Information in connection with the receiving party’s performance of services in connection with the Project, except with the prior written consent of the originating party or as otherwise permitted hereunder. The Confidential Information shall be used by the receiving party solely for the purpose of performing services in connection with the Project, and shall not be

Comverge – Proprietary and Confidential	19	9/28/2004

otherwise used without the originating party’s prior written consent. The receiving party agrees that it may disclose the Confidential Information only to those of their agents and representatives who have been identified to the originating party in writing and whom the originating party has agreed in writing need to know the Confidential Information for the purpose of assisting the Parties in connection with the Project. Prior to disseminating any of the Confidential Information to any agent and/or representative permitted herein, the receiving party shall advise recipients of such information of its confidential nature, and shall require such agent and/or representative to agree, in writing, to maintain the confidentiality of the Confidential Information and to be bound by all the terms, conditions and restrictions of this Agreement. The Parties may add agents and/or representatives to the list previously identified herein by giving each other prior written notice and by complying with the remaining provisions of this Paragraph 4. The Confidential Information shall be used by the receiving party solely in connection with the Project, and shall not be otherwise used by the receiving party for its own benefit or for any purpose detrimental to the interest of the originating party.

5. Standard of Protection. For the purpose of complying with the obligations set forth herein, the receiving party shall use a high standard of care, no less than efforts commensurate with those that it employs for the protection of its own confidential and sensitive information.

6. Compliance with Legal Process. In the event that the receiving party is legally requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process or, in the opinion of counsel for the receiving party, by applicable statutes, regulations or laws) to disclose any Confidential Information, the receiving party shall promptly notify the originating party of such request or requirement prior to disclosure so that the originating party may seek an appropriate protective order and/or waive compliance with the terms of this Agreement.

7. Ownership; Return of Information. Except as otherwise set forth in the Supply Agreement, all Confidential Information (including tangible copies and computerized or electronic versions thereof and also all Confidential Information contained in all deliverables and work papers), including all intellectual property rights pertaining thereto, shall be the property of the originating party. No later than ten (10) days following the receipt of a written request from the originating party, the receiving party shall deliver to the originating party all Confidential Information, together with a certificate executed by the agent and/or representative or principal of the receiving party certifying that all such materials in the receiving party possession or control have been delivered to the originating party or destroyed. The receiving party shall not directly or indirectly assert any right with respect to any of the Confidential Information that may impair or be adverse to the originating party’s ownership thereof.

8. Remedies for Breach. The Parties understand and agree that money damages may not be a sufficient remedy for any breach of this Agreement and that the originating party shall be entitled, without posting bond or other security, to seek injunctive or other equitable relief to remedy or forestall any such breach or threatened breach. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other rights and remedies available at law or in equity.

9. Term, Termination. This Agreement shall be in effect as of the date first set forth above, and shall continue in full force and effect for and during the term of the Agreement. However, the obligations of the receiving party to maintain the confidentiality of the Confidential Information it has received under this Agreement and its restriction on the use of such Confidential Information shall continue for a period of five years after the expiration or termination of the Supply Agreement Notwithstanding the previous sentence, Confidential Information relating to TELCO’s customer information shall be subject to a perpetual obligation of confidentiality.

10. No Waiver. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11. Amendment. This Agreement may not be modified, supplemented or amended orally, but only by a written document signed by both Parties hereto.

Comverge – Proprietary and Confidential	20	9/28/2004

12 Applicability to Affiliated Parties. Any information disclosed to the receiving party by any of the originating party’s affiliates or by any company, person or other entity participating with the originating party, in any consortium, partnership, joint venture or similar business combination in direct connection with the Project, which would otherwise constitute Confidential Information hereunder if disclosed by the originating party, shall be deemed to constitute Confidential Information under this Agreement, and the rights of the originating party under this Agreement may be enforced by any such affiliate or other entity in addition to the originating party with respect to any violation relating to such Confidential Information disclosed by such affiliate or other entity, as if such entity were also a party to this Agreement. For purposes of this agreement, an “affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

13. Attorneys’ Fees. Should the originating party or any beneficiary of this Agreement find it necessary to employ legal counsel and bring an action at law or in equity to enforce any of the terms or conditions of this Agreement caused by the breach or default by the receiving party, and prevails in such action, the receiving party shall reimburse the impaired party or any such beneficiary for all reasonable attorneys’ fees and costs incurred pursuing such proceeding.

14. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, the parties have executed and delivered this Non-Disclosure Agreement effective as of the date first above written.

Comverge, Inc.		Telco Solutions III, LLC

By:	/s/ Wayne Wren	By:	/s/ Timothy J. Knox
	Name: Wayne Wren Title: EVP		Name: Timothy J. Knox Title: President & CEO

	Date: 9.28.04		Date: September 29, 2004

Comverge – Proprietary and Confidential	21	9/28/2004

Attachment C

Comverge Property and Equipment

Board Level Functional Test Stations

Description	Manufacturer	Manufacturer’s Part #	Serial #

Post Assembly Test Station (PATS)

Description	Manufacturer	Manufacturer’s Part #	Serial #

Comverge – Proprietary and Confidential	22	9/28/2004

Programming Station

Description	Serial #

Manufacturing Assembly Line

Description	Serial #

Wire Cut Machine

Description	Manufacturer	Manufacturer’s Part #	Serial #

Miscellaneous Tools & Equipment

Description	Serial #

Comverge – Proprietary and Confidential	23	9/28/2004

ICT Fixtures

Description	Serial #

Stencils

Description	Serial #

Label Printer

Description	Manufacturer	Manufacturer’s Part #	Serial #
Thermal Transfer Ribbons Printer	Data Max	W-6308

Comverge – Proprietary and Confidential	24	9/28/2004